UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TRANS AMERICAN AQUACULTURE, INC.

(Exact name of registrant as specified in its charter)

Colorado	02-0685828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1022 Shadyside Lane, Dallas, Texas	75223
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each classto be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.000001 (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Trans American Aquaculture, Inc., a Colorado corporation (the “Registrant”), hereby incorporates by reference the description of its common stock, par value $0.000001 per share, to be registered hereunder contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-274059), as originally filed with the Securities and Exchange Commission (the “Commission”) on August 18, 2023, as subsequently amended (the “Registration Statement”). Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed with the Commission are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits to this registration statement on Form 8-A have been included in the Company’s previous filings with the Securities and Exchange Commission, and are hereby incorporated by reference as indicated below.

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
2.1	Certificate of Conversion from a Delaware Corporation to a Non-Delaware Entity dated May 12, 2023	S-1	333-274059	2.1	8/18/23
2.2	Definitive Equity Exchange Agreement dated September 13, 2022 with TAA, the members of TAA, and Adam Thomas	S-1	333-274059	2.2	8/18/23
3.1	Amended and Restated Articles of Incorporation filed September 12, 2022	S-1	333-274059	3.1	8/18/23
3.2	Articles of Amendment filed October 23, 2022	S-1	333-274059	3.2	8/18/23
3.3	Articles of Amendment filed January 20, 2023	S-1	333-274059	3.3	8/18/23
3.4	Articles of Amendment filed May 21, 2023	S-1	333-274059	3.4	8/18/23
3.5	Articles of Amendment filed June 5, 2023	S-1	333-274059	3.5	8/18/23
3.6	Articles of Amendment filed June 8, 2023	S-1	333-274059	3.6	8/18/23
3.7	Articles of Amendment filed July 6, 2023	S-1	333-274059	3.7	8/18/23
3.8	Articles of Amendment filed August 9, 2023	S-1	333-274059	3.8	8/18/23
3.9	Articles of Amendment filed August 9, 2023	S-1	333-274059	3.9	8/18/23
3.10	Articles of Amendment filed September 26, 2023	S-1/A	333-274059	3.10	10/5/23
3.11	Articles of Amendment filed October 22, 2023	S-1/A	333-274059	3.11	12/7/23
3.12	Bylaws	S-1	333-274059	3.10	8/18/23
4.1	Secured Promissory Note Issued to King's Aqua Farm, LLC by TAA on June 15, 2017	S-1	333-274059	4.1	8/18/23
4.2	Addendum to Secured Promissory Note Issued to King’s Aqua Farm, LLC by TAA June 15, 2017	S-1	333-274059	4.2	8/18/23
4.3	Deed of Trust and Security Agreement dated June 15, 2017	S-1	333-274059	4.3	8/18/23
4.4	Unsecured Promissory Note Issued by TAA to Excellaqua, S.A. on October 1, 2021	S-1	333-274059	4.4	8/18/23
4.5	Unsecured Promissory Note Issued by TAA to Luis Arturo Granda Roman on October 1, 2021	S-1	333-274059	4.5	8/18/23

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4.6	Unsecured Promissory Note Issued by TAA to Adam Thomas on October 1, 2021	S-1	333-274059	4.6	8/18/23
5.1	Legal Opinion of Business Legal Advisors, LLC	S-1/A	333-274059	5.1	2/9/24
10.1	Stock Purchase Agreement dated August 28, 2022 with Adam Thomas and Richard Goulding	S-1	333-274059	10.1	8/18/23
10.2	Assignment of Rights and Assumption of Liabilities Agreement dated August 29 2022 with Richard Goulding	S-1	333-274059	10.2	8/18/23
10.3	Equity Financing Agreement with GHS dated January 20, 2023	S-1	333-274059	10.3	8/18/23
10.4	Registration Rights Agreement with GHS dated January 20, 2023	S-1	333-274059	10.4	8/18/23
10.5	Amended Securities Purchase Agreement dated April 18, 2023 with GHS	S-1	333-274059	10.5	8/18/23
10.6	Securities Purchase Agreement dated May 22, 2023 with GHS	S-1	333-274059	10.6	8/18/23
10.7	Securities Purchase Agreement dated July 5, 2023 with GHS	S-1	333-274059	10.7	8/18/23
10.8	Securities Purchase Agreement dated September 26, 2023 with GHS	S-1/A	333-274059	10.8	10/5/23
10.9	Common Stock Purchase Warrant issued January 20, 2023 to GHS	S-1	333-274059	10.8	8/18/23
10.10	Common Stock Purchase Warrant issued April 18, 2023 to GHS	S-1	333-274059	10.9	8/18/23
10.11	Common Stock Purchase Warrant issued May 22, 2023 to GHS	S-1	333-274059	10.10	8/18/23
10.12	Common Stock Purchase Warrant issued July 5, 2023 to GHS	S-1	333-274059	10.11	8/18/23
10.13	Common Stock Purchase Warrant issued September 26, 2023 to GHS	S-1/A	333-274059	10.13	10/5/23
10.14	Letter Agreement dated November 15, 2022 with ICON Capital Group, LLC	S-1	333-274059	10.12	8/18/23
10.15	Letter Agreement dated November 15, 2022 with ICON Capital Group, LLC (Preferred and Warrants)	S-1	333-274059	10.13	8/18/23
21.1	List of Subsidiaries	S-1	333-274059	21.1	8/18/23
23.1	Consent of Burton McCumber & Longoria, L.L.P., independent registered public accounting firm	S-1/A	333-274059	23.1	2/9/24
23.2	Consent of Attorney (included in Exhibit 5.1)	S-1/A	333-274059	23.2	2/9/24

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRANS AMERICAN AQUACULTURE, INC.

Date: February 22, 2024	By:	/s/ Adam Thomas
Adam Thomas
Chief Executive Officer

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